As filed with the Securities and Exchange Commission on October 27, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the

Securities Act of 1933

MERIT MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Utah	87-0447695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 West Merit Parkway

South Jordan, Utah 84095

Telephone:  (801) 253-1600

(Address of Principal Executive Offices,

including Zip Code)

Merit Medical Systems, Inc.
401(k) Profit Sharing Plan

(Full title of the plan)

Kent W. Stanger	Copy to:
Chief Financial Officer
Merit Medical Systems, Inc.	Brian G. Lloyd
1600 West Merit Parkway	Parr Waddoups Brown Gee & Loveless
South Jordan, Utah 84095	185 South State Street, Suite 1300
(801) 253-1600	Salt Lake City, Utah 84111
(Name, address and telephone number, including area code, of agent for service)	(801) 532-7840

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Shares, no par value	805,556	$12.71	$10,238,617	$1,205.09

(1)           This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Merit Medical Systems, Inc.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)           Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average high and low price per share of common stock of Merit Medical Systems, Inc., as reported on the Nasdaq National Market on October 20, 2005.

This Registration Statement is registering an additional 805,556 shares of Common Stock of the Registrant issuable under the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”).  Previously, the Registrant registered 250,000 shares of its Common Stock to be issued under the Plan, which, after adjustments for stock splits, resulted in the registration of 694,444 shares, pursuant to a Registration Statement on Form S-8, File No. 33-46964, filed on April 3, 1992.  This Registration Statement incorporates by reference all of the information set forth on such previously filed Form S-8, except as such information is supplemented or amended by the information set forth herein.

Item 1.  Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 3.    Incorporation of Documents by Reference.

The following documents filed by Merit Medical Systems, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(1)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.

(2)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

(3)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

(4)           The Registrant’s Current Report on Form 8-K, filed with the Commission on March 8, 2005.

(5)           The Registrant’s Current Report on Form 8-K, filed with the Commission on April 5, 2005.

(6)           The Registrant’s Current Report on Form 8-K, filed with the Commission on April 21, 2005.

(7)           The Registrant’s Current Report on Form 8-K, filed with the Commission on July 26, 2005.

(8)           The Registrant’s Current Report on Form 8-K, filed with the Commission on October 20, 2005.

(9)           The Plan’s Annual Report on Form 11-K filed with the Commission on June 28, 2005.

(10)         The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supercedes such statement.  Any statement so modified or superceded shall not be deemed to constitute a part hereof except as so modified or superceded.

Item 8.  Exhibits.

Regulation S-K Exhibit No.	Description
4.1	Form of Common Stock certificate	Incorporated by reference to Registration Statement on Form S-18 filed with the Commission on October 19, 1989, Exhibit No. 10.

4.2	Articles of Incorporation	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 1996, Exhibit No. 1.

4.3	Articles of Amendment to Articles of Incorporation dated May 14, 1993	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the Commission on February 14, 2005, Exhibit 4.3.

4.4	Articles of Amendment to Articles of Incorporation dated June 6, 1996	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the Commission on February 14, 2005, Exhibit 4.4.

4.5	Articles of Amendment to Articles of Incorporation dated June 12, 1997	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the Commission on February 14, 2005, Exhibit 4.5.

4.6	Articles of Amendment to Articles of Incorporation dated August 27, 1997	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 9, 1997, Exhibit 99.2.

4.7	Articles of Amendment to Articles of Incorporation dated May 22, 2003	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the Commission on February 14, 2005, Exhibit 4.7.

4.8	Bylaws	Incorporated by reference to the Registrant’s Registration Statement on Form S-18 filed with the Commission on October 19, 1989, Exhibit No. 2

4.9	First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.10	First Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.11	Second Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.12	Third Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.13	Fourth Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.14	Fifth Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan	Filed herewith

4.15	Sixth Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan	Filed herewith

5	Opinion of Parr Waddoups Brown Gee & Loveless	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Parr Waddoups Brown Gee & Loveless (included in Exhibit No. 5)	Filed herewith

Item 9.   Undertakings.

(a)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah on this 20th day of October, 2005.

MERIT MEDICAL SYSTEMS, INC.

By	/s/ Fred P. Lampropoulos
Fred P. Lampropoulos
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

Chairman of the Board,
/s/ Fred P. Lampropoulos	President and Chief Executive	October 20, 2005
Fred P. Lampropoulos	Officer
(Principal Executive Officer)

/s/ Kent W. Stanger	Secretary-Treasurer, Chief	October 20, 2005
Kent W. Stanger	Financial Officer and Director
(Principal Financial Officer
and Principal Accounting
Officer)

/s/ Rex C. Bean	Director	October 20, 2005
Rex C. Bean

/s/ Richard W. Edelman	Director	October 20, 2005
Richard W. Edelman

/s/ James J. Ellis	Director	October 20, 2005
James J. Ellis

/s/ Michael E. Stillabower, M.D.	Director	October 20, 2005
Michael E. Stillabower, M.D.

/s/ Franklin J. Miller, M.D.	Director	October 20, 2005
Franklin J. Miller, M.D.

MERIT MEDICAL SYSTEMS, INC.

EXHIBIT INDEX

Regulation S-K Exhibit No.	Description
4.1	Form of Common Stock certificate	Incorporated by reference to Registration Statement on Form S-18 filed with the Commission on October 19, 1989, Exhibit No. 10.

4.2	Articles of Incorporation	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 1996, Exhibit No. 1.

4.3	Articles of Amendment to Articles of Incorporation dated May 14, 1993	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the Commission on February 14, 2005, Exhibit 4.3.

4.4	Articles of Amendment to Articles of Incorporation dated June 6, 1996	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the Commission on February 14, 2005, Exhibit 4.4.

4.5	Articles of Amendment to Articles of Incorporation dated June 12, 1997	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the Commission on February 14, 2005, Exhibit 4.5.

4.6	Articles of Amendment to Articles of Incorporation dated August 27, 1997	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 9, 1997, Exhibit 99.2.

4.7	Articles of Amendment to Articles of Incorporation dated May 22, 2003	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the Commission on February 14, 2005, Exhibit 4.7.

4.8	Bylaws	Incorporated by reference to the Registrant’s Registration Statement on Form S-18 filed with the Commission on October 19, 1989, Exhibit No. 2

4.9	First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.10	First Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.11	Second Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.12	Third Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.13	Fourth Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust	Filed herewith

4.14	Fifth Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan	Filed herewith

4.15	Sixth Amendment to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan	Filed herewith

5	Opinion of Parr Waddoups Brown Gee & Loveless	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Parr Waddoups Brown Gee & Loveless (included in Exhibit No. 5)	Filed herewith